United States

Securities and Exchange Commission

Washington, D. C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☑	Definitive Proxy Statement	☐	Definitive Additional Material
☐	Soliciting Material Pursuant to Section 240.14a-12

General Cleaning and Maintenance

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑. No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐. Fee paid previously with preliminary materials.

☐. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No:

3) Filing Party:

4) Date Filed:

General Cleaning and Maintenance

Balgriststrasse 106a

Zürich, 8008 Switzerland

Phone: (41) (0) 78824 3999

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of General Cleaning and Maintenance:

General Cleaning and Maintenance (the “Company”, “we”, “us”, or “our”) is providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding shares of common stock have executed and delivered a written consent to effect the following corporate actions.

1.      To change our corporate name from to IPOWorld from General Cleaning and Maintenance.

2. To increase the number of authorized shares to 200,000,000 from 75,000,000 shares, while retaining the current par value of $0.001.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate actions will not be effective until at least 20-calendar days or March 27, 2013 after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

Stockholders of record at the close of business on March 7, 2013 (the “Record”) are entitled to notice of this stockholder action by written consent. Stockholders representing a majority of our issued and outstanding shares of Common Stock have consented in writing to the actions to be taken. Accordingly, your approval is not required and is not being sought. Moreover, you will not have dissenters' rights.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Theo Baldi

Theo Baldi

Chief Executive Officer

March 4, 2013

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES AND EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is being mailed to inform the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of General Cleaning and Maintenance, a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about February 13, 2013, the Company received written consents in lieu of a meeting of Stockholders from it majority shareholder who own 20,000,000 shares representing approximately 80% of the 25,000,000 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) authorizing the Company’s Board of Directors, to change its corporate name to IPOWorld from General Cleaning and Maintenance and increasing the number of authorized share to 200,000,000 from 75,000,000, while retaining the current par value of $0.001.

On February 13, 2013, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholder approved the action by written consent in lieu of a meeting on February 13, 2013, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

The elimination of the need for a special meeting of the shareholders to approve the Increase and the Option Limit is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate name change and increase the number of authorized shares in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

PURPOSE AND EFFECT OF AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

Our Board of Directors and majority shareholder approved a corporate name change from to “IPOWorld” from “General Cleaning and Maintenance.” Management believes that changing our name to IPOWorld will more accurately reflect the business direction of the Company.

We plan file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to effect the name change. Once we complete the name change, we will need to apply for a new Over-the-Counter Bulletin Board trading symbol and CUSIP number. We will report our new symbol and CUSIP number in a Current Report on Form 8-K once it is established.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 1 of the Certificate of Incorporation shall be as follows:

ARTICLE ONE

1. Name of corporation: IPOWorld

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that the stockholders of the Company will benefit from the corporate name which will more accurately the business direction of the Company. No assurances the corporate name change will have any effect on the business.

PURPOSE AND EFFECT OF AMENDMENT OF THE ARTICLES OF INCORPORATION

TO Increase the Number of Authorized Shares

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors recognizes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized common stock or preferred stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock or preferred stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

The board of directors of General Cleaning and Maintenance may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of General Cleaning and Maintenance through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock or Preferred Stock as a result of increasing the number of authorized shares.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Certificate of Incorporation shall be as follows:

ARTICLE 4

This corporation shall be authorized to issue two classes of capital stock to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock the corporation shall have authority to issue is 185,000,000, $0.001 par value per share, and the total number of shares of Preferred Stock the corporation shall have authority to issue is 15,000,000, par value $0.001 per share. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including:

(1) the designation of each series and the number of shares that shall constitute the series;

(2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4) whether shares of each series have conversion rights into common shares of the Company and the ratio of any conversion;

(5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment;

(6) voting rights, if any, on the shares of each series and any conditions upon the exercisability of such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the stockholders of the Company will benefit from an increase in the number of authorized shares, in order to accommodate future financing or other corporate purposes. No assurances can be given that future financing will be found.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our common stock on March 4, 2013 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. The percentage of beneficial ownership for the following table is based on 25,000,000 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after March 4, 2013 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of General Cleaning and Maintenance's common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

Theo Baldi (2)	20,000,000	80.0%

All Directors and Officers as a Group (1 person)	20,000,000	80.0%

(1) Percentages are calculated based on 25,000,000 shares of our common stock issued and outstanding as of March 4, 2013.

(2) Theo Baldi, Balgriststrasse 106a, 8008 Zürich, Switzerland, is beneficial owner of Glob AG, a Swiss company, that owns 20,000,000 common shares of General Cleaning and Maintenance. Mr. Theo Baldi has ultimate voting control over these shares.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the U. S. Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60-days, such as options or warrants to purchase our common stock.

Dissenters – Rights of Appraisals

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposals.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to General Cleaning and Maintenance. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the General Cleaning and Maintenance shares, unless the transaction is approved by General Cleaning and Maintenance's Board of Directors. The provisions also prohibit General Cleaning and Maintenance from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of General Cleaning and Maintenance.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this information statement and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $300.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other shareholders pro rata in accordance with their respective interest.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-K for the year ended September 30, 2011 and September 30, 2012.

2. Periodic Reports on Form 10-Q for the quarter ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2011.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Balgriststrasse 106a, Zürich, 8008 Switzerland, telephone: (41) (0) 78824 3999.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendments to our Articles of Incorporation. Your consent to the Amendments are not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Theo Baldi

Theo Baldi

Chief Executive Officer